UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

(860) 674-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OTIS	New York Stock Exchange
0.000% Notes due 2023	OTIS/23	New York Stock Exchange
0.318% Notes due 2026	OTIS/26	New York Stock Exchange
0.934% Notes due 2031	OTIS/31	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

Rahul Ghai, Executive Vice President and Chief Financial Officer, has provided Otis Worldwide Corporation (the “Company”) with notice that he will be resigning his position with the Company, effective August 12, 2022, to join another company. Mr. Ghai’s resignation was not a result of any dispute or disagreement with the Company.

Appointment of Chief Financial Officer

The Board of Directors has appointed Anurag Maheshwari as its Executive Vice President and Chief Financial Officer, effective August 12, 2022. Mr. Maheshwari, 48, has worked at the Company since February 2020 as its Vice President, Finance, Information Technology and Chief Transformation Officer, Otis Asia Pacific. Prior to that, Mr. Maheshwari most recently served as Vice President, Investor Relations for Harris Corporation from 2017 to 2019 and for L3 Harris Technologies from 2019 to 2020. There are no family relationships between Mr. Maheshwari and any director, director nominee, or executive officer of the Company, and Mr. Maheshwari does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Maheshwari summarizing the terms of his employment and compensation. Pursuant to the offer letter, effective as of his appointment, Mr. Maheshwari’s base salary will be increased to $725,000, his annual short-term incentive target will be increased to 100% of his base salary under the Company’s Executive Short-Term Incentive Plan and he will be entitled to participate in the Company’s compensatory and benefit plans and arrangements generally made available to the Company’s other executive leadership group members. With respect to the Company’s 2023 annual equity grant, Mr. Maheshwari will receive long-term incentive plan awards with an aggregate target value of not less than $2,500,000. Mr. Maheshwari’s equity awards will be subject to the terms and conditions of the Company’s 2020 Long-Term Incentive Plan and the Company’s standard schedule of terms for these awards.

Mr. Maheshwari will be covered by the Company’s ELG Severance Plan and Change in Control Severance Plan. In connection with his promotion, Mr. Maheshwari entered into a restrictive covenant agreement with the Company that provides for perpetual covenants of confidentiality and non-disparagement, and non-competition and non-solicitation provisions that extend for two years after termination.

The foregoing description of Mr. Maheshwari’s compensation arrangements is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated as of June 23, 2022, by and between Anurag Maheshwari and Otis Worldwide Corporation

99.1	Press Release, dated as of June 27, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2022

	By:	/s/ Nora E. LaFreniere
	Name:	Nora E. LaFreniere
	Title:	Executive Vice President and General Counsel